

<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information from Ocwen Asset Investment
Corp's consolidated statement of financial condition and statement of operations and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>
<CIK>                           0001033643
<NAME>                        Ocwen Asset Investment Corp.
<MULTIPLIER>                         1,000
<CURRENCY>                                     USD

<PERIOD-TYPE>                        6-MOS
<FISCAL-YEAR-END>              DEC-31-1997
<PERIOD-START>                 JAN-01-1997
<PERIOD-END>                   JUN-30-1997
<EXCHANGE-RATE>                          1
<CASH>                         220,021,903<F1>
<SECURITIES>                    58,545,498
<RECEIVABLES>                            0
<ALLOWANCES>                             0
<INVENTORY>                              0
<CURRENT-ASSETS>                         0
<PP&E>                                   0
<DEPRECIATION>                           0
<TOTAL-ASSETS>                 288,308,879
<CURRENT-LIABILITIES>              776,846
<BONDS>                                  0
<PREFERRED-MANDATORY>                    0
<PREFERRED>                              0
<COMMON>                           191,250
<OTHER-SE>                     287,340,783
<TOTAL-LIABILITY-AND-EQUITY>   288,308,879
<SALES>                                  0
<TOTAL-REVENUES>                 2,482,807<F2>
<CGS>                                    0
<TOTAL-COSTS>                      388,921<F3>
<OTHER-EXPENSES>                    33,662
<LOSS-PROVISION>                         0
<INTEREST-EXPENSE>                       0
<INCOME-PRETAX>                          0
<INCOME-TAX>                     2,060,224
<INCOME-CONTINUING>                      0
<DISCONTINUED>                           0
<EXTRAORDINARY>                          0
<CHANGES>                                0
<NET-INCOME>                     2,060,224
<EPS-PRIMARY>                          .11<F4>
<EPS-DILUTED>                          .11<F5>

<F1>  Tag 11  includes  Cash and  Amounts due from  depository  institutions  of
      $503,606 Interest-earning Deposits of $19,518,297, and Repurchase Agreements of $200,000,000.
<F2>  Tag 28 includes  Interest  income on  Repurchase  agreements  and Interest earning deposits of $1,397,128, Securities Available For Sale of $1,005,184, and Discount Loans of $80,495.
<F3>  Tag 30 includes Management Fees of $341,000 and Loan expenses of $47,921.
<F4>  Tag 41  EPS-Primary  has been  restated in  accordance  with SFAS No. 128,
      "Earnings per Share."
<F5>  Tag 42  EPS-Diluted  has been  restated in  accordance  with SFAS No. 128,
      "Earnings per Share."

